                                                                    EXHIBIT 99.4

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into as of July 26, 1999 (the "Effective Date"), by and between the persons specified as assignors on SCHEDULE I hereto (each, an "Assignor" and collectively, the "Assignors"), and The Kevco Partners Investment Trust, a Delaware business trust (the "Assignee").

         WHEREAS, as of the Effective Date, each Assignor desires to assign, and Assignee desires to acquire, all of such Assignor's right, title, and interest in and to the warrants specified opposite such Assignor's name on SCHEDULE I hereto (collectively, the "Assigned Interests").

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignment. As of the Effective Date, each Assignor hereby transfers and assigns to Assignee, and Assignee hereby acquires from each Assignor, all of such Assignor's right, title, and interest in and to the Assigned Interests set forth opposite such Assignor's name on SCHEDULE I hereto. From and after the Effective Date, Assignee shall be the sole and exclusive owner of the Assigned Interests set forth opposite each such Assignor's name on SCHEDULE I hereto, and each such Assignor shall cease to have any right, title, or interest in and to, such Assigned Interests.

         2. Amendment. This Agreement may not be amended except by written agreement signed by each party against whom such amendment is sought to be enforced.

         3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, and legal representatives.

         4. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

         5. Entire Agreement. This Agreement sets forth the entire agreement and understanding, and supercedes any prior agreements and understandings, written or oral, of the parties hereto in respect of the subject matter hereof.

         6. Further Assurances. The parties hereto shall execute and deliver such further and additional instruments, agreements, and other documents, and shall take such further and additional actions, as may be appropriate or necessary to carry out the provisions of this Agreement.

         7. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity, and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Texas.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              THE KEVCO PARTNERS INVESTMENT TRUST


                              By:  /s/ FREDERICK B. HEGI, JR.
                                   --------------------------------
                                   Name:    Frederick B. Hegi, Jr.
                                   Title:   Manager


                              WINGATE PARTNERS II, L.P.

                              By:  Wingate Management Company II, L.P.
                                   its general partner

                              By:  Wingate Management Limited, L.L.C.,
                                   its general partner


                              By:  /s/ FREDERICK B. HEGI, JR.
                                   --------------------------------
                                   Frederick B. Hegi, Jr.
                                   Principal


                              WINGATE AFFILIATES II, L.P.


                              By:  /s/ FREDERICK B. HEGI, JR.
                                   --------------------------------
                                   Name:    Frederick B. Hegi, Jr.
                                   Title:   Principal


                              ARMBUCK & CO.


                              By:  /s/ GERALD M. GLEASON
                                   --------------------------------
                                   Name: Gerald M. Gleason
                                        ---------------------------
                                   Title: Partner
                                         --------------------------

                              HC CROWN CORP.


                              By:  /s/ DWIGHT ARN
                                   --------------------------------
                                   Name: Dwight Arn
                                        ---------------------------
                                   Title: VP
                                         --------------------------

                              LIMIT & CO.


                              By:  /s/ RUSSELL D. SMITH
                                   --------------------------------
                                   Name: Russell D. Smith
                                         --------------------------
                                   Title:  Partner
                                          -------------------------

                              WALLACE R. & ALEXANDRA HAWLEY
                              REVOCABLE TRUST dated 7/3/92


                              By:
                                   --------------------------------
                                   Name:
                                          -------------------------
                                   Title:
                                          -------------------------

                              CALLIER INVESTMENT COMPANY


                              By:  /s/ JAMES T. CALLIER, JR.
                                   ---------------------------------
                                   Name:    James T. Callier, Jr.
                                          -------------------------
                                   Title:   General Partner
                                          -------------------------

                                   /s/ JASON H. REED
                                   ---------------------------------
                                   Jason H. Reed

                                   SCHEDULE I

--------------------------------------------------------------------------------

        Assignee's Name and Address                   Nonvoting Warrants
--------------------------------------------------------------------------------
Wingate Partners II, L.P.                                     (1)
750 North St. Paul Street, Suite 1200
Dallas, Texas  75201
Facsimile: (214) 871-8799
Attention:  Frederick B. Hegi, Jr.
--------------------------------------------------------------------------------
Wingate Affiliates II, L.P.                                   (2)
750 North St. Paul Street, Suite 1200
Dallas, Texas  75201
Facsimile: (214) 871-8799
Attention:  Frederick B. Hegi, Jr.
--------------------------------------------------------------------------------
Armbuck & Co.                                                 (3)
c/o The Hall Family Foundation
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention: John A. MacDonald
--------------------------------------------------------------------------------
HC Crown Corp.                                                (4)
2501 McGee Traffic Way
Mail Drop 387
Kansas City, Missouri  64108
Facsimile:  (816) 274-7420
Attention: Jeff McMillen
--------------------------------------------------------------------------------
Limit & Co.                                                   (5)
2501 McGee Traffic Way
Mail Drop 323
Kansas City, Missouri  64108
Facsimile:  (816) 274-8547
Attention: John A. MacDonald
--------------------------------------------------------------------------------
Wallace R. & Alexandra Hawley                                 (6)
Revocable Trust dated 7/3/92
c/o InterWest Partners
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California  94025
Facsimile: (650) 854-4706
Attention:  Wallace R. Hawley
--------------------------------------------------------------------------------
Callier Investment Company                                    (7)
950 Echo Lane, Suite 335
Houston, Texas  77024
Facsimile: (713) 973-8237
Attention:  James T. Callier, Jr.
--------------------------------------------------------------------------------
Jason H. Reed                                                 (8)
c/o Wingate Partners II, L.P.
750 North St. Paul Street, Suite 1200
Dallas, Texas  75201
Facsimile: (214) 871-8799
--------------------------------------------------------------------------------


-----------
(1)      Consists of (i) a Warrant to acquire 331,572 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 379,580 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 145,132 Nonvoting Warrant Shares.

(2)      Consists of (i) a Warrant to acquire 6,386 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 7,310 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 2,795 Nonvoting Warrant Shares.

(3)      Consists of (i) a Warrant to acquire 91,220 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 104,426 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 39,928 Nonvoting Warrant Shares.

(4)      Consists of (i) a Warrant to acquire 165,787 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 189,789 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 72,567 Nonvoting Warrant Shares.

(5)      Consists of (i) a Warrant to acquire 74,567 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 85,363 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 32,639 Nonvoting Warrant Shares.

(6)      Consists of (i) a Warrant to acquire 1,823 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 2,086 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 798 Nonvoting Warrant Shares.

(7)      Consists of (i) a Warrant to acquire 2,734 Nonvoting Warrant Shares,
         (ii) a Warrant to acquire 3,130 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 1,197 Nonvoting Warrant Shares.

(8) Consists of (i) a Warrant to acquire 911 Nonvoting Warrant Shares, (ii) a Warrant to acquire 1,043 Nonvoting Warrant Shares, and (iii) a Warrant to acquire 399 Nonvoting Warrant Shares.